Exhibit 32

Certification Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report of General Electric Capital Corporation (the “registrant”) on Form 10-Q for the period ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Michael A. Neal and Jeffrey S. Bornstein, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

May 6, 2011

/s/ Michael A. Neal
Michael A. Neal Chief Executive Officer

/s/ Jeffrey S. Bornstein
Jeffrey S. Bornstein Chief Financial Officer